SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549


                                   FORM 8-K/A
                                Amendment  No. 2


                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (D)
                                     OF THE
                         SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of Earliest Event Reported):    September 2, 2005

                          Commission File No. 000-28813

                            NEW CENTURY ENERGY CORP.
             (Exact name of registrant as specified in its charter)

                                    COLORADO
         (State or other jurisdiction of incorporation or organization)

                                   93-1192725
                      (IRS Employer Identification Number)

                           5851 SAN FELIPE, SUITE 775
                              HOUSTON, TEXAS 77057
                    (Address of principal executive offices)

                         EDWARD R. DESTEFANO, PRESIDENT
                            NEW CENTURY ENERGY CORP.
                           5851 SAN FELIPE, SUITE 775
                              HOUSTON, TEXAS 77057
                     (Name and address of agent for service)

                                 (713) 266-4344
          (Telephone number, including area code of agent for service)


     This Amended Report on Form 8-K is being filed by the Registrant to include Pro Forma financial information in connection with the Registrant's second acquisition of interest in the Lindholm-Hanson Gas Unit; and to update our disclosure regarding the closing of our third acquisition of interests in the Lindolm-Hanson Gas Unit (under Item 1.01 under "Subsequent Events").

--------------------------------------------------------------------------------


ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     Effective September 2, 2005, New Century Energy Corp. (the "Company," "we," "us"), entered into a Purchase and Sale Agreement ("Agreement") with Pat Baker, D/B/A Baker Exploration Company; The Sebastian Revocable Trust; George R. Smith Revocable Trust; and George Smith Family Limited Partnership, D/B/A GSTX Limited Partnership, collectively the "Sellers." Pursuant to the Agreement, we agreed to purchase certain interests in leases that have been pooled into the Lindholm-Hanson Gas Unit together with interests in certain contiguous leases, for an aggregate of $8,750,000, subject to our receipt of such money. The interests to be purchased total a 7.25 percent working interest and a 5.4375 percent net revenue interest in the leases.

     The closing date for the purchase was September 19, 2005 (the "Closing"), as described below under "Item 2,01 Completion of Acquisition or Disposition of Assets."

     The effective date of the sale of the Sellers' interests was July 1, 2005 (the "Effective Date"). At the Closing, the Sellers paid us the aggregate amount of the proceeds actually received by Sellers and attributable to production during the period between the Effective Date and the Closing (the "Adjustment Period") of (i)the proceeds from the sale of oil, gas and hydrocarbons net of gathering processing and transportation costs, and any production, severance, sales or excise and similar taxes not reimbursed to Sellers by the purchaser of production, and (ii)other proceeds earned with respect to the purchased leases during the Adjustment Period. Additionally, Sellers shall pay us all ad valorem taxes prorated to Sellers and assumed by us and an amount equal to all costs attributable to the ownership and operation of the purchased leases which are paid by Sellers and incurred at or after the Effective Date, which ad valorem taxes are still being calculated as of the date of this report.

     Additionally, under the Agreement, we agreed to assume all duties and obligations of the Sellers, express and implied, with respect to the purchased interests, including those arising under any lease, contract, agreement, document, permit, applicable law, statute or rule, regulation, or order of any governmental authority and defend, indemnify and hold Sellers harmless from and pay or reimburse Sellers for any and all claims in connection with the duties and obligations of Sellers in connection with the ownership of the interests, before or after the Effective Date, except (a) to the extent any such claim has been asserted against Sellers prior to the Effective Date, (b) as set forth in the Agreement, or (c) any claim is expressly assumed by Sellers.

     We also agreed to defend, indemnify and hold Sellers harmless from and pay or reimburse Sellers for any and all claims for damage to the environment, environmental cleanup, remediation or compliance, or for any other relief, arising directly or indirectly from or incident to the use, occupation, operation, maintenance or abandonment of any of the interests, or condition of the interests, whether latent or patent, including without limitation, contamination of the property or premises with Naturally Occurring Radioactive Materials (NORM), whether such claim was caused by Sellers negligence or strict liability, whether in law or equity, excluding Sellers, Sellers' agents, employees or contracts gross negligence or willful misconduct.

     The Agreement called for certain assets to be excluded from the sale of the leases including:

     A) All minute books, tax returns, partnership documents of Sellers and their business records not related to the purchased interests;
     B) All records that were (i) proprietary in nature, (ii) covered by the attorney-client privilege or work product doctrine, (iii) not readily severable from Sellers' general records, or (iv) required by applicable law to be retained by Sellers;
     C) All rights and claims arising, occurring, or exiting in Sellers prior to the Effective Date including, but not limited to, any and all contract rights, claims penalties, receivables, revenues, recoupment rights, rights or reimbursement, audit rights, recovery rights (excepting gas imbalances), accounting adjustments, mispayments, erroneous payments or other claims of any nature relating solely to any time period prior to the Effective Date.
     D) Any claims, rights and interest of Sellers or any of Sellers' affiliates in and to any refunds of taxes or fees of any nature whatsoever which relate solely to and arise out of the period prior to the Effective Date.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

     We closed the September 2, 2005 Purchase and Sale Agreement with the Sellers" on September 19, 2005 (the "Closing"), and purchased a 7.25 percent working interest and a 5.4375 percent net revenue interest in certain leases which have been pooled into the Lindholm-Hanson Gas Unit.

     We obtained the $8,750,000 in funding required for the purchase of the interests described above under "Item 1.01 Entry Into a Material Definitive Agreement," above, through the entry into a Securities Purchase Agreement with and the sale of a Secured Term Note for $9,500,000 to Laurus Master Fund, Ltd., on September 19, 2005, as disclosed in greater detail in our Report on Form 8-K filed with the Commission on September 22, 2005.

MANAGEMENT'S  DISCUSSION  AND  ANALYSIS

     THE FOLLOWING MANAGEMENT'S DISCUSSION AND ANALYSIS OF OPERATIONS CONTAINS FORWARD LOOKING STATEMENTS WHICH INVOLVE RISKS AND UNCERTAINTIES WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. ALL STATEMENTS OTHER THAN STATEMENTS OF HISTORICAL FACT INCLUDED IN THIS SECTION REGARDING OUR FINANCIAL POSITION AND LIQUIDITY, STRATEGIC ALTERNATIVES, FUTURE CAPITAL NEEDS, BUSINESS STRATEGIES AND OTHER PLANS AND OBJECTIVES OF OUR MANAGEMENT FOR FUTURE OPERATIONS AND ACTIVITIES, ARE FORWARD LOOKING STATEMENTS. THESE STATEMENTS ARE BASED ON CERTAIN ASSUMPTIONS AND ANALYSES MADE BY OUR MANAGEMENT IN LIGHT OF ITS EXPERIENCE AND ITS PERCEPTION OF HISTORICAL TRENDS, CURRENT CONDITIONS, EXPECTED FUTURE DEVELOPMENTS AND OTHER FACTORS IT BELIEVES ARE APPROPRIATE UNDER THE CIRCUMSTANCES. SUCH FORWARD LOOKING STATEMENTS ARE SUBJECT TO UNCERTAINTIES THAT COULD CAUSE OUR ACTUAL RESULTS TO DIFFER MATERIALLY FROM SUCH STATEMENTS. SUCH UNCERTAINTIES INCLUDE BUT ARE NOT LIMITED TO: THE VOLATILITY OF THE OIL AND GAS INDUSTRY; CHANGES IN COMPETITIVE FACTORS AFFECTING OUR OPERATIONS; RISKS ASSOCIATED WITH THE ACQUISITION OF MATURE OIL AND GAS PROPERTIES, INCLUDING ESTIMATES OF RECOVERABLE RESERVES, FUTURE OIL AND GAS PRICES AND POTENTIAL ENVIRONMENTAL AND PLUGGING AND ABANDONMENT LIABILITIES; OUR DEPENDENCE ON KEY PERSONNEL AND CERTAIN CUSTOMERS; RISKS OF OUR GROWTH STRATEGY, INCLUDING THE INHERENT RISK IN ACQUIRING MATURE OIL AND GAS PROPERTIES; OPERATING HAZARDS, INCLUDING THE SIGNIFICANT POSSIBILITY OF ACCIDENTS RESULTING IN PERSONAL INJURY, PROPERTY DAMAGE OR ENVIRONMENTAL DAMAGE; THE EFFECT ON OUR PERFORMANCE OF REGULATORY PROGRAMS AND ENVIRONMENTAL MATTERS INCLUDING POLITICAL AND ECONOMIC UNCERTAINTIES. THESE AND OTHER UNCERTAINTIES RELATED TO OUR BUSINESS ARE DESCRIBED IN DETAIL IN OUR ANNUAL REPORT ON FORM 10-KSB/A FOR THE YEAR ENDED DECEMBER 31, 2004. ALTHOUGH WE BELIEVE THAT THE EXPECTATION REFLECTED IN SUCH FORWARD LOOKING STATEMENTS ARE REASONABLE, WE CAN GIVE NO ASSURANCE THAT SUCH EXPECTATIONS WILL PROVE TO BE CORRECT. YOU ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE HEREOF. WE UNDERTAKE NO OBLIGATION TO UPDATE ANY OF OUR FORWARD LOOKING STATEMENTS FOR ANY REASON.

                           RESULTS OF OPERATIONS

     We acquired a 7.25 percent working interest and a 5.4375 percent net revenue interest in certain pooled leases in the Lindholm-Hanson Gas Unit and Wells (the "Assets") on September 2, 2005, with an effective date of July 1, 2005. We have provided a discussion below of the results of operations for the period from January 1, 2005 through September 19, 2005, for the acquired Assets. The Lindholm- Hanson Gas Unit began producing in March 2004.

Results of Operations for the period from January 1, 2005 through September 19, 2005 (unaudited)
-------------------------------------------------------------------------------

     For the period from January 1, 2005 through September 19, 2005, revenue from natural gas sales was $2,694,982 and revenue from royalty income was $111,718, for total revenues of $2,806,700 for the period from January 1, 2005 through September 19, 2005.

     The total costs and expenses were $867,460 for the period from January 1, 2005 through September 19, 2005, which included $364,179 of costs of production and $503,281 of depreciation and depletion.

     For the period from January 1, 2005 through September 19, 2005, net income was $1,939,240.



Results of Operations for the year ended December 31, 2004 (audited)
--------------------------------------------------------------------

     For the year ended December 31, 2004, revenue from natural gas sales was $2,056,731 and revenue from royalty income was $99,120, for total revenues of $2,155,851 for the year ended December 31, 2004.

     Total costs and expenses were $478,508 for the year ended December 31, 2004, which included $237,511 of costs of production and $240,997 of depreciation and depletion.

     For the year ended December 31, 2004, net income was $1,677,343.

Liquidity and Capital Resources
-------------------------------

     Current  assets  as  of  September  19,  2005  were $713,309 which included
$664,679 of accounts receivable and $48,630 of drilling advances. Total gas properties were $2,304,291 as of September 19, 2005, which included $3,048,569 of gas properties less accumulated depreciation and deletion of ($744,278). The gas properties (prior to adjustments for accumulated depreciation and depletion) included $1,860,427 of proved gas properties, $1,181,456 of wells and related equipment, and $6,686 of asset retirement obligation. Total assets as of September 19, 2005 were $3,017,600.

     Current liabilities were $224,360 as of September 19, 2005, and consisted solely of accounts payable. Total liabilities were $231,046 and included the $224,360 of current liabilities and $6,686 of asset retirement obligation as of September 19, 2005.

     Net cash provide by operating activities was $2,516,841 for the period from January 1, 2005 through September 19, 2005, which included $1,939,240 of net income, $503,281 of depreciation and depletion, ($90,932) of accounts receivable, $95,125 in accounts payable and $70,127 in drilling advances.

     Net cash used in investing activities was ($1,317,625) for the period from January 1, 2005 through September 19, 2005, consisting solely of capital expenditures for gas properties.

     Net cash used in financing activities was $1,199,216 for the period from January 1, 2005 through September 19, 2005, which consisted of $1,317,625 in owners' contributions and ($2,516,841) in owners' distributions.

                               Subsequent Events
                               -----------------

     On November 1, 2005 we entered into a Purchase and Sale Agreement ("November Agreement") with Mr. Gerald W. Green, the "November Seller." Pursuant to the November Agreement, we agreed to purchase certain interests in and to certain oil and gas leases which are located within and adjacent to the Lindholm-Hanson Gas Unit in the Wishbone Field in McMullen County, Texas, located 80 miles south of San Antonio, Texas (the "Unit"), for $1,890,000, which acquisition we closed on January 3, 2006. The interests purchased total a 1.75% working interest and a 1.3125% net revenue interest in the leases (the "November Interest"). We paid the November Seller $189,000 as a 10% deposit on the November Interest on November 2, 2005. On January3, 2005, we, paid the remaining $1,701,000 of the purchase price, as well as approximately $154,750 in drilling and development costs assumed by us and attributable to the ownership and operation of the purchased leases which were paid by the November Seller and incurred at or after the effective date of the November Agreement.

     As a result of the November Interest, our total ownership of interests within the Lindholm-Hanson Gas Unit will total a 15.20% working interest and a 12.2140% net revenue interest and our total ownership of the Lindholm fee #1 well, which is outside of the Unit will include a 12.10% working interest and an 8.9820% net revenue interest.

     The acquisition of the November Interest is described in more detail in our Report on Form 8-K filed with the Commission on November 7, 2005.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

     Effective September 2, 2005, we entered into the Purchase and Sale Agreement with the Sellers, as described above, and agreed to pay the Sellers an aggregate of $8,750,000 for the interests described above on the Closing date, which payment was made to the Sellers on September 19, 2005.

ITEM  9.01  FINANCIAL  STATEMENTS  AND  EXHIBITS


     (A)  FINANCIAL  STATEMENTS  OF  THE  LINDHOLM-HANSON  GAS  UNIT:

            Report of Independent Registered Public Accounting Firm
            -------------------------------------------------------

To  the  Board  of  Directors  of
New  Century  Energy  Corp.  (formerly  Vertica  Software,  Inc.)

We have audited the accompanying balance sheet of the Acquired Mineral Interests of the Lindholm-Hanson Gas Unit and Wells (Second Acquisition) as of December 31, 2004, and the related statements of income and owners' net investment, and cash flows for each of the two years in the period ended December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Acquired Mineral Interests of the Lindholm-Hanson Gas Unit and Wells (Second Acquisition) as of December 31, 2004, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

On September 19, 2005, with an effective date of July 1, 2005, New Century Energy Corp.("New Century") acquired certain working interests, overriding royalty interests and term royalty interests, which together entitle New Century to a 7.25% working interest and a 5.4375% net revenue interest in production from the Lindholm-Hanson Gas Unit and Wells (Second Acquisition). On June 30, 2005, with an effective date of April 1, 2005, New Century acquired a 6.2% working intrest and 5.464% net revenue interest from the production of the Lindholm-Hanson Gas Unit and Wells (First Acquisition). On November 1, 2005, New Century announced it had signed a definitive agreement to acquire an additional 1.75% working interest in the Lindholm-Hanson Gas Unit and Wells (Third Acquisition), which will increase its total working interest to 15.20% and 12.2140% net revenue interest in this field, as discussed in Note 5.

HELIN,  DONOVAN,  TRUBEE  &  WILKINSON,  LLP




Houston,  Texas
December  5,  2005

                          PART  I.  FINANCIAL  INFORMATION

ITEM  1.  FINANCIAL  STATEMENTS


                            NEW CENTURY ENERGY CORP.
                        (formerly Vertica Software, Inc.)
                 Acquired Mineral Interests of the Lindholm-Hanson
                      Gas Unit and Wells (Second Acquisition)
                                   Balance Sheet
                September 19, 2005 (unaudited) and December 31, 2004

                                                       September 19,       Dec.31,
                                                            2005            2004
ASSETS                                                  <unaudited>
Current assets:
  Accounts receivable                                   $   664,679    $   573,747
  Drilling advances                                          48,630        118,757
                                                        -----------    -----------
     Total current assets                                   713,309        692,504
                                                        -----------    -----------

Gas properties                                            3,048,569      1,728,234
  Less: Accumulated depreciation
        and depletion                                      (744,278)      (240,997)
                                                        -----------    -----------
     Total gas properties                                 2,304,291      1,487,237
                                                        -----------    -----------

Total assets                                            $ 3,017,600    $ 2,179,741
                                                        ===========    ===========

LIABILITIES AND OWNERS' NET INVESTMENT

Current liabilities

  Accounts payable                                      $   224,360    $   129,236
                                                        -----------    -----------
Asset retirement obligation                                   6,686          3,975
                                                        -----------    -----------
Total liabilities                                           231,046        133,211
                                                        -----------    -----------
Contingencies <Note 4>                                            -              -
                                                        -----------    -----------
Owners' net investment                                    2,786,554      2,046,530
                                                        -----------    -----------
Total liabilities and owners' net investment            $ 3,017,600    $ 2,179,741
                                                        ===========    ===========



                 See accompanying Notes to Financial Statements and Report of Independent Registered Public Accounting Firm


                            NEW CENTURY ENERGY CORP.
                        (formerly Vertica Software, Inc.)
                Acquired Mineral Interests of the Lindholm-Hanson
                    Gas Unit and Wells (Second Acquisition)
                Statements of Income and Owners' Net Investment
   For the period from January 1, 2005 through September 19, 2005 (unaudited)
                And for the years ended December 31,2004 and 2003


                                 September 19,        Dec. 31,           Dec. 31,
                                     2005              2004               2003
                                 <unaudited>
Revenues:
     Natural gas sales            $2,694,982        $2,056,731         $         0
     Royalty income                  111,718            99,120                   0
                                  ----------        ----------          ----------
        Total revenues             2,806,700         2,155,851                   0
                                  ----------        ----------          ----------
Costs and expenses:

     Costs of production             364,179           237,511                   0
     Depreciation and depletion      503,281           240,997                   0
                                  ----------        ----------          ----------
        Total costs and expenses     867,460           478,508                   0
                                  ----------        ----------          ----------
Net income                         1,939,240         1,677,343                   0

Owners' net investment:

Balance, beginning of period       2,046,530            99,002                   0
     Owners' contributions         1,317,625         1,625,257              99,002
     Owners' distributions        (2,516,841)       (1,355,072)                  0
                                  ----------        ----------         -----------
Balance, end of period            $2,786,554        $2,046,530         $    99,002
                                  ==========        ==========         ===========




                 See accompanying Notes to Financial Statements and Report of Independent Registered Public Accounting Firm


                            NEW CENTURY ENERGY CORP.
                        (formerly  Vertica  Software,  Inc.)
                    Acquired Mineral Interests of the Lindholm-Hanson
                       Gas Unit and Wells (Second Acquisition)
                               Statements of Cash Flows
       For the period from January 1, 2005 through September 19, 2005 (unaudited)
          And for the years ended December 31, 2004 and December 31, 2003

                                         September 19,       Dec.31,       Dec.31,
                                            2005              2004          2003
                                           <unaudited>
Cash flows from operating activities:
  Net income                                $1,939,240    $1,677,343    $         0
  Adjustments to reconcile net income
  to net cash provided by operating
  activities:
  Depreciation and depletion                   503,281       240,997              0
  Changes in:
    Accounts receivable                        (90,932)     (573,747)             0
    Accounts payable                            95,125       129,236              0
    Drilling advances                           70,127      (118,757)             0
                                            ----------     ----------    ----------
Net cash provided by operating activities    2,516,841     1,355,072              0
                                            ----------     ----------    ----------
Cash flows from investing activities:
  Capital expenditures for gas properties   (1,317,625)   (1,625,257)       (99,002)
                                            ----------     ----------    ----------
Net cash used in investing activities       (1,317,625)   (1,625,257)       (99,002)
                                            ----------     ----------    ----------

Cash flow from financing activities:
  Owners' contributions                      1,317,625     1,625,257         99,002
  Owners' distributions                     (2,516,841)   (1,355,072)             0
                                           ----------     ----------    -----------
Net cash provided by (used in)
  financing activities                      (1,199,216)      270,185         99,002
                                           ----------     ----------    -----------

Net change in cash                                   0             0              0
Cash, beginning of period                            0             0              0
                                            ----------    ----------    -----------
Cash, end of period                         $        0    $        0    $         0
                                            ==========    ==========    ===========




                 See accompanying Notes to Financial Statements and Report of Independent Registered Public Accounting Firm

                            NEW CENTURY ENERGY CORP.
                      (formerly  Vertica  Software,  Inc.)
                 Acquired Mineral Interests of the Lindholm-Hanson
                       Gas Unit and Wells (Second Acquisition)
                          Notes to Financial Statements
                           December 31, 2004 and 2003

NOTE  1  -  SIGNIFICANT  ACCOUNTING  POLICIES

     Nature  of  Business  and  Basis  of  Presentation

     On September 19, 2005, New Century Energy Corp. ("New Century") acquired a 7.25% working interest and a 5.4375% net revenue interest in the Lindholm-Hanson Gas Unit and Wells ("L-H Gas Unit") (Second Acquisition) in the Wishbone Field in McMullen County, Texas located 80 miles south of San Antonio, Texas. The primary reason for the Second Acquisition was to add to New Century's base of "Proved" reserves as well as generate future cash flows. The Second Acquisition increased New Century's working interest and net revenue interest in production from the L-H Gas Unit to a 13.45% working interest and a 10.9015% net revenue interest, respectively. The effective date of the Second Acquisition was July 1, 2005, and the cost of the acquired interests was $8,750,000. The L-H Gas Unit is engaged primarily in the exploration for, and acquisition, development, and production of, natural gas. The L-H Gas Unit sells its gas production primarily to domestic pipelines and refineries. The operator of the L-H Gas Unit is U.S. Enercorp, Ltd.

     The accompanying financial statements are presented using the accrual basis of accounting and are derived from the historical accounting records of Baker Exploration Company, The Sebastian Revocable Trust, and George R. Smith
Revocable Trust, as the seller's of the property. These financial statements have been prepared on a carve-out basis to include the historical financial position, results of operations and cash flows applicable to the L-H Gas Unit (Second Acquisition). Accordingly, Owners' Net Investment is presented in the place of Stockholders' Equity.

     The accompanying schedules include allocations of certain corporate services provided by Hanson Resources, Inc.'s management, including finance, legal, information systems, and human resources and fixed overhead, totaling $4,191, $3,543, and $0 for the period from January 1, 2005 through September 19, 2005 ("the Period Ended September 19, 2005"), and the years ended December 31, 2004 and 2003, respectively. These allocations are included in the Costs of Production caption in the accompanying schedules. New Century does not anticipate increasing personnel or acquiring new systems in connection with this acquisition.

     The accompanying unaudited financial statements of the L-H Gas Unit (Second Acquisition) as of September 19, 2005, are presented on the same basis as the audited financial statements, and contain all adjustments, which in the opinion of management are necessary for a fair presentation of the results for the interim period. Results for the interim period are not necessarily indicative of results for the full year.

     On June 30, 2005, with an effective date of April 1, 2005, New Century acquired certain working interests, overriding royalty interests and term royalty interests, which together entitled New Century to a 6.2% working interest and a 5.464% net revenue interest in production from the L-H Gas Unit (First Acquisition). Historical audited financial statements of the L-H Gas Unit (First Acquisition) may be found in New Century's Amendment No. 2 to Form 8-K/A filed with the Securities and Exchange Commission on September 16, 2005.

     Accounting  Estimates

     The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Cash  and  Cash  Equivalents

     The L-H Gas Unit does not maintain its own bank account and accordingly, all cash receipts and disbursements flow through the Owner's Net Investment account in the accompanying financial statements.

     Revenue  Recognition

     Revenues from the sale of natural gas are recorded upon the passage of title, which generally occurs upon shipment of the natural gas to the pipeline company. The L-H Gas Unit also includes royalties in its revenue when the total monthly volume of gas sales has been determined.

     Receivables

     Trade receivables are recorded in the balance sheet at their outstanding balances adjusted for an allowance for doubtful accounts, as considered necessary. The allowance for doubtful accounts is determined by analyzing the payment history and credit worthiness of each customer. Receivable balances are charged off in the period in which they are considered uncollectible by management. Recoveries of receivables previously charged off are recorded as income when received. No allowance for doubtful accounts was considered necessary as of September 19, 2005 and December 31, 2004.

     Drilling  Advances

     Drilling advances are recorded in the balance sheet when the operator of the unit receives advances for future drilling and completion costs in regards to the development of a specific well. The drilling advances are released over time as the development and costs occur.

     Gas  Properties

     The L-H Gas Unit uses the successful efforts method of accounting for its gas producing activities. Costs to acquire mineral interests in gas properties, to drill and equip exploratory wells that find proved reserves, and to drill and equip development wells are capitalized. Costs to drill exploratory wells that do not find proved reserves, geological and geophysical costs, and costs of carrying and retaining unproved properties are expensed.

     Unproved gas properties are periodically assessed, in the aggregate, for impairment of value, and a loss is recognized at the time of impairment by providing an impairment allowance. Capitalized costs of producing gas properties are depreciated and depleted by the unit-of-production method. Support equipment and other property and equipment are depreciated over their estimated useful lives.

     Upon the sale or retirement of gas properties, the cost and related accumulated depreciation and depletion are eliminated from the property accounts and the resultant gain or loss is recognized.

     Payables

     Trade payables are recorded in the balance sheet at their outstanding balances. Payable balances consist of leasehold costs, intangible drilling costs, equipment costs, intangible completion costs and lease operating expenses incurred but unpaid. The payables are released as they are offset against the related month's receipts.

     Asset Retirement Obligation

     The fair value of the asset retirement obligation is recognized in the period in which the liability is incurred if a reasonable estimate of fair value can be made. Asset retirement obligations primarily relate to the future abandonment of gas producing facilities. Asset retirement obligations include costs to dismantle and relocate wells and related structures, and restoration costs of land, including those leased. Depreciation of capitalized asset retirement cost and accretion of the asset retirement obligation are recorded over time. The depreciation on the capitalized asset will be determined on a unit-of-production basis, while the accretion of the liability will be recognized over the life of the producing assets.

     Income  Taxes

     As the L-H Gas Unit does not represent a separate legal and taxable entity, no income taxes have been provided in the accompanying financial statements.

     Risks  and  Uncertainties

     The L-H Gas Unit operator in McMullen County, Texas, and its business is subject to varying degrees of risk and uncertainties.

NOTE  2  -  GAS  PROPERTIES

     The L-H Gas Unit is comprised of the following gas properties:



                                                       September 19,     Dec.31,
                                                           2005           2004
                                                       <unaudited>
Property
  Proved gas properties                                $1,860,427     $1,102,546
  Wells and related equipment                           1,181,456        621,713
  Asset retirement obligation                               6,686          3,975
                                                       ----------      ---------
                                                        3,048,569      1,728,234
  Less: Accumulated depreciation
        and depletion                                    (744,278)      (240,997)
                                                       ----------      ---------
Gas properties, net                                    $2,304,291     $1,487,237
                                                        =========      =========



     There are no impairments of gas properties at September 19, 2005 or December 31, 2004.


     Costs incurred in oil and gas property acquisition and development activities during the period from January 1, 2005 through September 19, 2005, and the years ended December 31, 2004 were as follows:

Property  acquisition  costs:                         2005                2004

Proved                                             $  4,858           $    6,657
                                                    =======            =========
Development costs                                 $ 753,025           $1,014,398
                                                    =======            =========

NOTE  3  -  RESERVE  INFORMATION  <unaudited>

     The following estimates of proved and proved developed reserve quantities and related standardized measure of discounted net cash flows are estimates only, and do not purport to reflect realizable values or fair market values of the L-H Gas Unit's (Second Acquisition) reserves. Management of the L-H Gas Unit emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than those of producing gas properties. Accordingly, these estimates are expected to change as future information becomes available. All of the L-H Gas Unit (Second Acquisition) reserves are located in the United States.

     Proved reserves are estimated reserves of crude oil (including condensate and natural gas liquids) and natural gas that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those expected to be recovered through existing wells, equipment, and operating methods.

     The proved and proved developed reserve quantities as of December 31, 2004 and the changes in those reserve quantities during the year ended December 31, 2004 are as follows:


                                                   Gas (Mcf)
                                                  -----------
                                                     Dec. 31,
                                                       2004
Proved reserves:
     Beginning of period                              4,713
     Production                                        (384)
                                                      -----
     End of period                                    4,329
                                                      =====

Proved developed reserves:
     Beginning of period                              2,756
                                                      =====
     End of period                                    2,372
                                                      =====


     The standardized measure of discounted future net cash flows is computed by applying period-end prices of gas (with consideration of price changes only to the extent provided by contractual arrangements) to the estimated future production of proved gas reserves, less estimated future expenditures (based on period-end costs) to be incurred in developing and producing the proved reserves, and assuming continuation of existing economic conditions. The estimated future net cash flows are then discounted using a rate of 10 percent a year to reflect the estimated timing of the future cash flows. The average price per MCF utilized was $9.00. This is an increase from the $6.00 an MCF used for the First Acquisition.

     The standardized measures of discounted future net cash flows at December 31, 2004 were as follows:


                                                    Dec. 31,
                                                      2004

Future cash inflows                              $38,972,032
Future production costs                           (6,223,165)
Future development costs                          (2,659,775)
                                                  ----------
     Future net cash flows                        30,089,092

10% annual discount for estimating
timing of cash flow                               (8,732,925)
                                                  ----------
Standardized measures of discounted
future net cash flows relating to
oil and gas reserves                             $21,356,167
                                                  ==========


     The following reconciles the change in the standardized measure of discounted future net cash flows during the years ended December 31, 2004:

                                                    Dec. 31,
                                                      2004
Beginning of period                              $19,817,201
Sales of gas, net of production costs             (1,677,343)
Development costs                                  1,014,398
Accretion of discount                              2,201,911
                                                   --------
End of period                                    $21,356,167
                                                  ==========


NOTE  4  -  CONTINGENCIES

     In the ordinary course of business, the L-H Gas Unit could be subject to various claims and litigation. Management would vigorously defend its legal position if and when these matters arise. Operator's insurance coverage is maintained which management believes is adequate to provide against a material loss in the event of an unfavorable outcome.

NOTE  5  -  SUBSEQUENT  EVENT  -  PENDING  ACQUISITION

     On November 1, 2005, New Century announced that it has signed a definitive Purchase and Sale Agreement to acquire an additional 1.75% working interest and 1.3125% net revenue interest in certain oil and gas leases which are located in and adjacent to the L-H Gas Unit (Third Acquisition) The closing of Third Acquisition is scheduled to occur on or before January 3, 2006, with an effective date of October 1, 2005.

     (B)  PRO  FORMA  FINANCIAL  INFORMATION:

PRO FORMA  FINANCIAL  INFORMATION

     The following unaudited pro forma financial information reflects New Century's results of operations as if the two acquisitions of the Acquired Mineral Interests of the Lindholm-Hanson Gas Unit and Wells ("L-H Gas Unit") had occurred on January 1, 2005. The pro forma data is based on historical information and does not necessarily represent the actual results that would have occurred nor is it necessarily indicative of future results of operations.

     The amounts in the New Century Energy Corp. column below are derived from the consolidated balance sheet and statement of operations for the nine months ended September 30, 2005, which include the assets and liabilities of the first and second acquisitions of the L-H Gas Unit acquired June 30, 2005 and September 19, 2005, respectively. The New Century Energy Corp. column also includes the results of operations of the first acquisition of the L-H Gas Unit for the three months ended September 30, 2005 and the results of operations of the second acquisition of the L-H Gas Unit for eleven days ended September 30, 2005.

     The L-H Gas Unit columns below are derived from the historical unaudited "carved out" financial statements of the L-H Gas Unit, which include the balance sheet for the first acquisition ended June 30, 2005, and the second acquisition ended September 19, 2005. The L-H Gas Unit columns also include the results of operations of the first acquisition for the period from January 1, 2005 through June 30, 2005, and the second acquisition for the period from January 1, 2005 through September 18, 2005.

     The historical financial information and the unaudited pro forma combined financial information set forth below should be read in conjunction with the company's consolidated financial statements filed on Form 10KSB/A for the year ended December 31, 2004 and Form 10QSB for the nine months ended September 30, 2005.

Unaudited pro forma combined consolidated balance sheet as of September 30, 2005.


                        NEW CENTURY     L-H GAS UNIT       L-H GAS UNIT      PRO FORMA       PRO FORMA
                        ENERGY CORP.   1ST ACQUISITION    2ND ACQUISITION    ADJUSTMENT       COMBINED
                        ------------------------------------------------------------------------------
ASSETS
CURRENT ASSETS
CASH                    $  2,547,196    $           -     $                  $(2,006,146)  $   541,050
ACCOUNTS RECEIVABLE        2,230,673          472,979             664,679     (1,137,658)    2,230,673
INVENTORY                     58,358                -                                  -        58,358
OTHER ASSETS                 387,523          118,610              48,630       (167,240)      387,523
                        ------------     ------------     ---------------    -----------   -----------
TOTAL CURRENT ASSETS       5,223,750          591,589             713,309     (3,311,044)    3,217,604
                        ------------     ------------     ---------------    -----------   -----------
OIL AND GAS PROPERTIES    23,901,913        2,032,329           3,048,569     (5,080,898)   23,901,913
LESS: ACCUMULATED
DEPRECIATION AND
DEPLETION                 (1,324,575)        (527,496)           (744,278)      (846,126)   (3,442,475)
                        ------------     ------------     ---------------    -----------   -----------
TOTAL OIL AND GAS
PROPERTIES                22,577,338        1,504,833           2,304,291     (5,927,024)   20,459,438
                        ------------     ------------     ---------------    -----------   -----------
OTHER ASSETS                 750,295                -                   -        (98,598)      651,697
                        ------------     ------------     ---------------    -----------   -----------
TOTAL ASSETS            $ 28,551,383    $   2,096,422     $     3,017,600    $(9,336,666)  $24,328,739
                        ============    =============     ===============    ===========   ===========

LIABILITIES, OWNERS' NET INVESTMENT AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
ACCOUNTS PAYABLE        $    581,305    $      35,506     $       224,360    $  (259,866)  $   581,305
ACCRUED LIABILITIES          987,964                -                   -              -       987,964
CONVERTIBLE NOTE          12,560,565                -                   -      3,205,648    15,766,213
DERIVATIVE LIABILITIES     6,885,660                -                   -              -     6,885,660
                        ------------    -------------      --------------    -----------    ----------
TOTAL CURRENT
  LIABILITIES             21,015,494           35,506             224,360      2,945,782    24,221,142
                        ------------    -------------      --------------    -----------    ----------
ASSET RETIREMENT
OBLIGATION                   351,317           13,137               6,686         19,823)      351,317
                        ------------    -------------      --------------    -----------    ----------
TOTAL LIABILITIES         21,366,811           48,643             231,046      2,925,959    24,614,047
                        ------------    -------------      --------------    -----------    ----------
OWNER'S NET INVESTMENT             -        2,047,779           2,786,554     (4,834,333)            -
                        ------------    -------------      --------------    -----------    ----------
STOCKHOLDERS' EQUITY
  (DEFICIT)                7,184,572                -                   -     (7,428,292)    (243,720)
                        ------------    -------------      --------------    -----------    ----------
TOTAL LIABILITIES,
OWNERS' NET INVESTMENT
AND STOCKHOLDERS'
EQUITY (DEFICIT)        $ 28,551,383    $   2,096,422      $    3,017,600    $(9,336,666)  $24,328,739
                        ============    =============      ==============    ============  ===========


UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF INCOME (LOSS) FOR NINE MONTHS ENDED SEPTEMBER 30, 2005.


                              NEW  CENTURY     L-H GAS UNIT        L-H GAS UNIT      PRO FORMA     PRO  FORMA
                              ENERGY  CORP.  1ST  ACQUISITION    2ND  ACQUISITION    ADJUSTMENT     COMBINED
                              --------------------------------------------------------------------------------

REVENUES                      $  2,656,981   $      1,829,673    $      2,806,700    $         -   $ 7,293,354
                              ============   ================    ================    ===========   ===========
NET  INCOME  (LOSS)           $  1,443,102   $      1,318,189    $      1,939,240    $(6,156,518)  $(1,455,987)
                              ============   ================    ================    ===========   ===========
EARNINGS  (LOSS)  PER  SHARE:
BASIC                         $        .03   $            .03    $            .04    $      (.12)  $     (.03)
                              ============   ================    ================    ===========   ==========
FULLY  DILUTED                $        .02   $            .02    $            .03    $      (.12)  $     (.03)
                              ============   ================    ================    ===========   ==========


THE ASSUMPTIONS USED FOR THE PRO FORMA ADJUSTMENTS TO THE UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET FOR THE PERIOD ENDED SEPTEMBER 30, 2005 ARE BELOW.


THE  PRO  FORMA  ADJUSTMENT  TO  CASH:

INTEREST  EXPENSE  FOR  THE  CONVERTIBLE  NOTE  FINANCING
   ($15,000,000  X  8%  X  3/4  YEAR)                             $    (900,000)
INTEREST  EXPENSE  FOR  THE  SECURED  TERM  NOTE  FINANCING
   ($9,500,000  X  20%  X  3/4  YEAR)                                (1,425,000)
INTEREST  EXPENSE  PAID  TO  LAURUS  BY  NEW  CENTURY
    ON  CONVERTIBLE  NOTE  FINANCING                                    318,854
                                                                  -------------
PRO  FORMA  ADJUSTMENT  TO  CASH
                                                                  $  (2,006,146)
                                                                  =============


THE PRO FORMA ADJUSTMENT FOR 2005 TO ACCUMULATED DEPRECIATION AND DEPLETION RELATES TO THE FOLLOWING


                                             NEW CENTURY     L-H GAS UNIT       L-H GAS UNIT    PRO FORMA
                                             ENERGY CORP.   1ST ACQUISITION   2ND ACQUISITION  ADJUSTMENT
                                             -------------------------------------------------------------
REMOVAL OF L-H GAS UNIT'S ACCUMULATED
  DEPLETION                                  $   369,240    $       527,496    $     744,278   $ 1,641,014
ADDITIONAL DEPLETION FOR NEW COST
  BASIS                                                -         (1,469,873)      (1,017,267)   (2,487,140)
                                             -----------    ---------------    -------------   -----------
PRO FORMA ADJUSTMENT FOR 2005 TO ACCUMULATED
  DEPRECIATION AND DEPLETION                $    369,240    $    (  942,377)   $    (272,989)  $  (846,126)
                                            ============    ===============    =============   ===========


     A pro forma adjustment to decrease "Other assets" by $167,240 relates to the amortization of deferred loan costs for the nine months ending September 30, 2005.

     The pro forma adjustment of $3,205,648 to the convertible note relates to $3,097,394 for the amortization of the derivative liabilities acquired due to the freestanding and embedded derivatives issued along with the $15,000,000 convertible note, as well as the amortization of the deferred loan costs for $108,254.

     The cumulative pro forma adjustment of ($7,428,292) to Stockholders' equity relates to the following adjustments:


INTEREST  EXPENSE  FOR  THE  CONVERTIBLE  NOTE  FINANCING
   ($15,000,000  X  8%  X    YEAR)                                $    (900,000)
INTEREST  EXPENSE  FOR  THE  SECURED  TERM  NOTE  FINANCING
   ($9,500,000  X  20%  X   YEAR)                                    (1,425,000)
INTEREST  EXPENSE  PAID  TO  LAURUS  BY  NEW  CENTURY
    ON  CONVERTIBLE  NOTE  FINANCING                                    318,854
INTEREST  EXPENSE  RELATING  TO  THE  AMORTIZATION  OF
  THE  DEFERRED  LOAN  COSTS                                           (206,582)
AMORTIZATION  OF  DISCOUNT  ON  DERIVATIVE  LIABILITIES              (3,097,394)
CUMULATIVE  STEP  UP  OF  DEPLETION  FOR  2004  AND  2005            (2,117,900)
                                                                  -------------
TOTAL PRO FORMA ADJUSTMENT TO STOCKHOLDERS' EQUITY (DEFICIT)
                                                                  $  (7,428,292)
                                                                  =============

     The assumptions used for the pro forma adjustment to the condensed consolidated statement of income (loss) for the nine months ended September 30, 2005 are below.

INTEREST  EXPENSE  FOR  THE  CONVERTIBLE  NOTE  FINANCING
   ($15,000,000  X  8%  X    YEAR)                                $   (900,000)
INTEREST  EXPENSE  FOR  THE  SECURED  TERM  NOTE  FINANCING
   ($9,500,000  X  20%  X   YEAR)                                   (1,425,000)
INTEREST  EXPENSE  PAID  TO  LAURUS  BY  NEW  CENTURY
    ON  CONVERTIBLE  NOTE  FINANCING                                   318,854
ADDITIONAL  DEPLETION  DUE  TO  THE  STEPPED  UP  BASIS
   FOR  THE  ACQUISITION  OF  THE  L-H  GAS  UNIT                     (846,126)
INTEREST  EXPENSE  RELATING  TO  THE  AMORTIZATION  OF
   THE  DISCOUNT  FROM  DERIVATIVE  LIABILITIES  FOR  THE
   CONVERTIBLE  NOTE                                                (3,097,394)
INTEREST  EXPENSE  RELATING  TO  THE  AMORTIZATION  OF
  THE  DEFERRED  LOAN  COSTS                                          (206,582)
                                                                  ------------
PRO  FORMA  ADJUSTMENT  FOR  THE  UNAUDITED  CONDENSED
CONSOLIDATED  STATEMENT  OF  INCOME  (LOSS)
FOR  NINE  MONTHS  ENDED  SEPTEMBER  30,  2005.                   $ (6,156,518)
                                                                  ============

     The following unaudited pro forma financial information reflects New Century's results of operations as if the two acquisitions of the Acquired Mineral Interests of the Lindholm-Hanson Gas Unit and Wells ("L-H Gas Unit") had occurred on January 1, 2004. The pro forma data is based on historical information and does not necessarily represent the actual results that would have occurred nor is it necessarily indicative of future results of operations.

Unaudited pro forma combined consolidated balance sheet as of December 31, 2004.


                         NEW CENTURY     L-H GAS UNIT       L-H GAS UNIT     PRO FORMA       PRO FORMA
                         ENERGY CORP.  1ST ACQUISITION    2ND ACQUISITION    ADJUSTMENT       COMBINED
                         ------------------------------------------------------------------------------

ASSETS
CURRENT  ASSETS
CASH                     $   452,781    $          -      $      573,747     $  (155,156)    $   871,372
ACCOUNTS  RECEIVABLE          93,340         748,505                   -         841,845
INVENTORY                     65,703               -                   -               -          65,703
OTHER  ASSETS                 64,384         113,565             118,757         296,706
                         -----------    ------------      --------------     ------------     ----------
TOTAL  CURRENT  ASSETS       676,208         862,070             692,504         (155,156)     2,075,626
                         -----------    ------------      --------------     ------------     ----------
OIL  AND  GAS  PROPERTIES  2,797,769       1,397,601           1,728,234       16,630,996     22,554,600
LESS:  ACCUMULATED
DEPRECIATION  AND
DEPLETION                   (760,841)       (235,328)           (240,997)         (831,022)   (2,068,188)
                         -----------    ------------      --------------     -------------    ----------
TOTAL  OIL  AND  GAS
PROPERTIES                 2,036,928       1,162,273           1,487,237        15,799,974    20,486,412
OTHER  ASSETS                  2,869               -                   -           387,393       390,262
                         -----------    ------------      --------------     -------------    ----------
TOTAL  ASSETS            $ 2,716,005    $  2,024,343      $    2,179,741     $  16,032,211   $22,952,300
                         ===========    ============      ==============     =============    ==========

LIABILITIES,  OWNERS'  NET  INVESTMENT  AND  STOCKHOLDERS'  EQUITY  (DEFICIT)

CURRENT  LIABILITIES
ACCOUNTS  PAYABLE        $   253,115     $   110,519      $      129,236     $           -   $   492,870
ACCRUED  LIABILITIES         779,848               -                   -                 -       779,848
NOTES  PAYABLE               776,158               -                   -                 -       776,158
CONVERTIBLE  NOTE                  -               -                   -        11,750,000    11,750,000
DERIVATIVE  LIABILITIES            -               -                   -        11,722,845    11,722,845
                         -----------     -----------      --------------     -------------   -----------
TOTAL  CURRENT
  LIABILITIES              1,809,121         110,519             129,236        23,472,845    25,521,721
                         -----------     -----------      --------------      ------------   -----------
LONG  TERM  LIABILITIES
NOTES  PAYABLE,
LESS  CURRENT  PORTION
   OF  DISCOUNT  ON  DERIVATIVE
   OF  $8,191,000                  -               -                   -         4,559,000     4,559,000
ASSET  RETIREMENT
OBLIGATION                   293,816           9,750               3,975                 -       307,541
                         -----------     -----------       -------------      ------------   -----------
TOTAL  LIABILITIES         2,102,937         120,269             133,211        28,031,845    30,388,262
                         -----------     -----------       -------------      ------------   -----------
OWNER'S  NET  INVESTMENT           -       1,904,074           2,046,530        (3,950,604)            -
                         ----------      -----------       -------------      ------------   -----------
STOCKHOLDERS'  EQUITY
   (DEFICIT)                613,068                -                   -        (8,049,030)   (7,435,962)
                         ----------      -----------       -------------      ------------   -----------
TOTAL  LIABILITIES,
OWNERS'  NET  INVESTMENT
AND  STOCKHOLDERS'
EQUITY  (DEFICIT)        $2,716,005     $  2,024,343       $    2,179,741     $  16,032,211  $22,952,300
                         ==========     ============       ==============     =============  ===========


UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF INCOME (LOSS) FOR YEAR ENDED DECEMBER 31, 2004.


                            NEW  CENTURY     L-H  GAS  UNIT     L-H GAS UNIT        PROFORMA      PRO  FORMA
                            ENERGY  CORP.   1ST  ACQUISITION   2ND  ACQUISITION    ADJUSTMENT       COMBINED
-------------------------------------------------------------------------------------------------------------
REVENUES                   $  2,105,581       $   2,207,328      $    2,155,851    $        -    $  6,468,760
                           ============       =============      ==============    ===========   ============
NET  INCOME  (LOSS)        $ (3,991,550)      $   1,743,623      $    1,677,343    $(9,207,207)  $(9,777,791)
                           ============       =============      ==============    ===========   ============
EARNINGS  (LOSS)  PER  SHARE:
BASIC                      $      (.11)       $         .05      $          .04    $      (.24)  $      (.26)
                           ===========        =============      ==============    ===========   ===========
FULLY  DILUTED             $      (.11)       $         .05      $          .04    $      (.24)  $      (.26)
                           ===========        =============      ==============    ===========   ===========


The assumptions used for the pro forma adjustments to the unaudited condensed consolidated balance sheet as of December 31, 2004 are below.

The pro forma adjustment to Cash includes the following:


CONVERTIBLE  NOTE                                                                 $  15,000,000
SECURED  TERM  NOTE                                                                   9,500,000
FIRST  ACQUISITION  OF  L-H  GAS  UNIT                                              (11,000,000)
CASH  PAID  FOR  LOAN  CLOSING  COSTS  FOR  FIRST  ACQUISITION  OF  L-H GAS UNIT     (1,204,596)
SECOND  ACQUISITION  OF  L-H  GAS  UNIT                                              (8,750,000)
CASH  PAID  FOR  LOAN  CLOSING  COSTS  FOR  SECOND  ACQUISITION  OF L-H GAS UNIT       (600,560)
INTEREST  EXPENSE  FOR  THE  CONVERTIBLE  NOTE  FINANCING
   ($15,000,000  X  8%  X  1  YEAR)                                                  (1,200,000)
INTEREST  EXPENSE  FOR  THE  SECURED  TERM  NOTE  FINANCING
   ($9,500,000  X  20%  X  1  YEAR)                                                  (1,900,000)
                                                                                  -------------
PRO  FORMA  ADJUSTMENT  TO  CASH                                                  $    (155,156)
                                                                                  =============


     A pro forma adjustment to "Oil and gas properties" of $16,630,996 is needed to increase the basis of the L-H Gas Unit to the net assets acquired of $20,581,600. This includes the following:


                                                                         PRO  FORMA
                                                                         ADJUSTMENT
                                                                        -----------
CASH  PAID  TO  ACQUIRE  FIRST  ACQUISITION  OF  L-H  GAS  UNIT       $  11,000,000
CASH  PAID  TO  ACQUIRE  SECOND  ACQUISITION  OF  L-H  GAS  UNIT          8,750,000
STOCK  ISSUED  IN  CONNECTION  WITH  FIRST
  ACQUISITION  OF  L-H  GAS  UNIT                                           831,600
                                                                        -----------
AMOUNT  PAID  FOR  THE  TWO  ACQUISITIONS                                20,581,600
LESS  NET  ASSETS  ACQUIRED                                              (3,950,604)
                                                                        -----------
NET  INCREASE  IN  OIL  AND  GAS  PROPERTIES
                                                                      $  16,630,996


The pro forma adjustment to Accumulated depreciation and depletion relates to the following


                                         L-H GAS UNIT        L-H GAS UNIT       PRO FORMA
                                         1ST ACQUISITION    2ND  ACQUISITION    ADJUSTMENT
                                         -------------------------------------------------
DEPLETION FOR THE TWO ACQUISITIONS
  AT NEW COST BASIS                      $     721,956      $      585,391     $ 1,307,347
REMOVAL OF DEPLETION FOR HISTORICAL
ACQUISITIONS                                  (235,328)           (240,997)       (476,325)
                                         -------------      --------------    ------------
PRO FORMA ADJUSTMENT TO ACCUMULATED
  DEPRECIATION AND DEPLETION             $    (486,628)     $     (344,394)   $   (831,022)
                                         =============      ==============    ============


     A pro forma adjustment to "Other assets" of $387,393 relates to deferred loan costs for the Convertible Note and Secured Term Note.


PRO  FORMA
ADJUSTMENT
----------
DEFERRED  LOAN  COSTS  ON CONVERTIBLE NOTE FOR FIRST ACQUISITION OF L-H GAS UNIT   629,596
DEFERRED LOAN COSTS FOR SECURED TERM NOTE THE SECOND ACQUISITION OF L-H GAS UNIT   205,560
AMORTIZATION  OF  DEFERRED  LOAN  COST  FOR  FIRST  ACQUISITION  OF L-H GAS UNIT  (242,203)
AMORTIZATION  OF  DEFERRED  LOAN  COST  FOR  SECOND  ACQUISITION OF L-H GAS UNIT  (205,560)
                                                                                 ---------
PROFORMA  ADJUSTMENT  TO  "OTHER  ASSETS"                                        $ 387,393
                                                                                 =========


THE PRO FORMA ADJUSTMENTS FOR THE NOTES PAYABLE ISSUED BY NEW CENTURY IN ORDER TO PAY FOR THE ASSETS ACQUIRED.


PRO  FORMA
ADJUSTMENT
-----------
ADJUSTMENT  FOR  CONVERTIBLE  NOTE,  CURRENT  PORTION                       $  2,250,000
ADJUSTMENT  FOR  SECURED  TERM  NOTE                                           9,500,000
                                                                            ------------
PRO  FORMA  ADJUSTMENT  FOR  THE  CURRENT  PORTION  OF  NOTES  PAYABLE      $ 11,750,000
                                                                            ============

ADJUSTMENT  FOR  CONVERTIBLE  NOTE,  LESS  CURRENT  PORTION                 $ 12,750,000

ADJUSTMENT  FOR  DISCOUNT  FOR  LAURUS  CLOSING  COSTS                          (970,000)
ADJUSTMENT  FOR  AMORTIZATION  OF  THE  DISCOUNT  ON  LAURUS  CLOSING  COSTS     616,261
ADJUSTMENT  FOR  DISCOUNTS  ON  DERIVATIVE  LIABILITIES                      (12,049,422)
ADJUSTMENT  FOR  AMORTIZATION  OF  DISCOUNTS  ON  DERIVATIVE  LIABILITIES      4,212,161
                                                                            ------------
LESS  DISCOUNT  ON  CONVERTIBLE  NOTE                                         (8,191,000)
PRO  FORMA  ADJUSTMENTS  TO  NOTES  PAYABLE,  LESS  THE
  CURRENT  PORTION  FOR  THE  L-H  GAS  UNIT  FINANCING                     $  4,559,000
                                                                            ============


The pro forma adjustment $11,722,845 relates to the derivative liabilities acquired due to the freestanding and embedded derivatives issued along with the $15,000,000 convertible note.

The  pro forma adjustment to Stockholders' equity is comprised of the following:


                                                     L-H  GAS  UNIT       L-H GASUNIT        PRO  FORMA
                                                     1ST  ACQUISITION     2NDACQUISITION     ADJUSTMENT
                                                     ----------------------------------------------------
ADJUSTMENT  TO  ELIMINATE  L-H  GAS  UNIT'S
OWNERS'  NET  INVESTMENT                             $       (1,904,074)  $  (2,046,530)    $  (3,950,604)
                                                     ==================   =============     =============

ADJUSTMENT  FOR  COMMON  STOCK  ISSUED  IN
  CONNECTION  WITH  FIRST  ACQUISITION                          831,600               -           831,600
ADDITIONAL  DEPLETION                                          (486,628)       (344,394)         (831,022)
AMORTIZATION  OF  DISCOUNT  ON  DERIVATIVE  LIABILITIES      (4,212,161)              -        (4,212,161)
INTEREST  EXPENSE                                            (1,200,000)     (1,900,000)       (3,100,000)
INTEREST  EXPENSE  RELATING  TO  THE  AMORTIZATION  OF
  THE  DEFERRED  LOAN  COSTS                                   (463,464)       (600,560)       (1,064,024)
BENEFICIAL  CONVERSION  FEATURE  OF  THE
  THE  ECS  WARRANT                                             326,577               -           326,577
                                                     ------------------   -------------     -------------
PRO  FORMA  ADJUSTMENT  TO  STOCKHOLDERS'  EQUITY         $(5,204,076)    $   (2,844,954)   $  (8,049,030)
                                                      =================== ==============    =============



The assumptions used for the pro forma adjustment to the condensed consolidated statement of income (loss) for the year ended December 31, 2004 are below.

INTEREST  EXPENSE  FOR  THE  CONVERTIBLE  NOTE  FINANCING
   ($15,000,000  X  8%  X  1  YEAR)                               $  (1,200,000)
INTEREST  EXPENSE  FOR  THE  SECURED  TERM  NOTE  FINANCING
   ($9,500,000  X  20%  X  1  YEAR)                                  (1,900,000)
ADDITIONAL  DEPLETION  DUE  TO  THE  STEPPED  UP  BASIS
   FOR  THE  ACQUISITION  OF  THE  L-H  GAS  UNIT                      (831,022)
INTEREST  EXPENSE  RELATING  TO  THE  AMORTIZATION  OF
   THE  DISCOUNT  FROM  DERIVATIVE  LIABILITIES  FOR  THE
   CONVERTIBLE  NOTE                                                 (4,212,161)
INTEREST  EXPENSE  RELATING  TO  THE  AMORTIZATION  OF
  THE  DEFERRED  LOAN  COSTS                                         (1,064,024)
                                                                  -------------
PRO  FORMA  ADJUSTMENT  FOR  THE  UNAUDITED  CONDENSED
CONSOLIDATED  STATEMENT  OF  INCOME  (LOSS)
FOR  THE  YEAR  ENDED  DECEMBER  31,  2004.                       $  (9,207,207)
                                                                  =============

     (C)  EXHIBITS:



     10.1(1)     September 2, 2005 Purchase and Sale Agreement

     10.2(2)     Securities Purchase Agreement

     10.3(2)     Secured Term Note

     10.4(2)     Reaffirmation and Ratification Agreement

     10.5(2)     Funds Escrow Agreement

     10.6(2) Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment of Production in Wharton County, Texas

     10.7(2) Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment of Production in McMullen County, Texas

     10.8(2) Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment of Production in Matagorda County, Texas



(1) Filed as exhibit 10.1 to our Report on Form 8-K filed with the Commission on September 7, 2005, and incorporated herein by reference.

(2) Filed as exhibits to our Report on Form 8-K filed with the Commission on September 22, 2005, and incorporated herein by reference.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            NEW  CENTURY  ENERGY  CORP.


                                            /s/  Edward  R.  DeStefano
                                           -----------------------------
                                           By:  Edward R. DeStefano,
                                                President


 Date:  January 17,  2006